SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material under Rule 14a-12

ALLIANCE BANCORP, INC. OF PENNSYLVANIA.
(Name of Registrant as Specified in its Charter)

Financial Edge Fund, L.P.
PL Capital, LLC
Goodbody/PL Capital, LLC
Financial Edge-Strategic Fund, L.P.
Goodbody/PL Capital, L.P.
PL Capital Advisors, LLC
Richard J. Lashley
Robin Lashley
Doris Lashley Testamentary Trust
Beth Lashley
John W. Palmer
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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Filed by PL Capital Group

        On February 21, 2008, PL Capital Group filed a letter to the shareholders of Alliance Bancorp, Inc. of Pennsylvania with the Securities and Exchange Commission pursuant Rule 14a-12 of the Securities Exchange Act of 1934, as amended. A copy of the letter follows as part of this filing.

DO NOT VOTE FOR THE ALLIANCE BANCORP, INC. OF PENNSYLVANIA STOCK BENEFIT PLANS!

February 21, 2008

Dear Fellow Alliance Bancorp, Inc. of Pennsylvania Stockholder:

At some point in the next few weeks, you should receive a proxy statement from Alliance Bancorp, Inc. of Pennsylvania (Alliance Bancorp), in connection with its Annual Meeting scheduled for April 23, 2008. In its proxy, we anticipate that Alliance Bancorp will seek your vote to approve certain stock benefit plans that would allow Alliance Bancorp to make lucrative grants of stock and options to the management, board and employees of Alliance Bancorp (the Benefit Plans). If Alliance Bancorp puts the Benefit Plans up for stockholder approval at the Annual Meeting, as we anticipate, then you will also receive a proxy statement from us, the PL Capital Group, opposing approval of the Benefit Plans. It is important that you do not cast a vote on any proposal to approve the Benefit Plans until you have an opportunity to read both PL Capital’s and Alliance Bancorp’s proxy. PL Capital plans to vote AGAINST any proposal to approve the Benefit Plans and urges you to also vote AGAINST any proposal to approve the Benefit Plans.

Who is the PL Capital Group and why do we oppose any proposal to approve the Benefit Plans? The PL Capital Group consists of various investment entities which focus exclusively on investments in banks and thrifts such as Alliance Bancorp. The PL Capital Group is Alliance Bancorp’s largest stockholder, excluding shares held by Alliance Bancorp, MHC (the MHC). PL Capital beneficially owns an aggregate of 649,799 shares of Alliance Bancorp’s total outstanding common stock. PL Capital owns approximately 9% of Alliance Bancorp’s total outstanding common stock and 20% of the common stock held by the public (namely, the common stock held by stockholders other than the MHC).

We oppose any proposal to approve the Benefit Plans because we believe that:

•	Alliance Bancorp’s financial performance is weak;
•	Alliance Bancorp’s stock has declined in each of the one, three, five and ten year periods;
•	The most recent secondary offering was a mistake, and it destroyed stockholder value; and
•	Grants of stock and options pursuant to stock benefit plans should be earned, not just granted, and Alliance Bancorp has not yet demonstrated performance sufficient to justify such benefits.

We met with Alliance Bancorp’s management in late 2007 and provided them with a written presentation of our concerns, as well as a template of actions we believe they should take to enhance stockholder value. If Alliance Bancorp’s management and board of directors succeed in enhancing stockhoder value by implementing the steps we recommended, we may support approval of the Benefit Plans at a future Annual Meeting. However, at this time Alliance Bancorp has not yet demonstrated performance sufficient to justify allowing the company to grant benefits pursuant to the Benefit Plans.

We hope you agree that Alliance Bancorp’s performance has been insufficient to justify allowing the company to grant benefits pursuant to the Benefit Plans and that you will vote AGAINST the approval of the Benefit Plans if Alliance Bancorp puts them on this year’s proxy.

Any proposal to approve the Benefit Plans would require that a majority of the votes cast by stockholders other than the MHC vote in favor of the Benefit Plans. SO YOUR VOTE COUNTS. The proxy materials will contain information on how to vote and other important information. Please feel free to contact us at the number noted below with questions or comments.

We look forward to communicating with you again in the near future. Please do not vote on the Benefit Plans until you have read our proxy materials.

Sincerely,

Richard Lashley, Principal	John W. Palmer, Principal
PL Capital LLC	PL Capital LLC
466 Southern Blvd.	20 East Jefferson Avenue
Adams Bldg.	Suite 22
Chatham, NJ 07928	Naperville, IL 60540
973-360-1666	630-848-1340
973-360-1720 (fax)	630-848-1342
bankfund@aol.com	palmersail@aol.com

Important Information

PL Capital Group intends to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with soliciting stockholders to vote against certain stock benefit plans that PL Capital Group anticipates Alliance Bancorp Corp. will put to a vote of stockholders at its 2008 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and the accompanying WHITE proxy card when they become available, because they will contain important information about PL Capital Group, Alliance Bancorp, the stock benefit plans being put to stockholders for approval and related matters. Stockholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by PL Capital Group with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement (when available) and other related SEC documents filed by PL Capital Group with the SEC may also be obtained free of charge from PL Capital Group.

PL Capital Group consists of the following persons who will be participants in the solicitation from Alliance Bancorp’s stockholders of proxies against certain stock benefit plans that PL Capital Group anticipates Alliance Bancorp will put to a vote of stockholders at its 2008 Annual Meeting: PL Capital, LLC; Goodbody/PL Capital, LLC; Financial Edge Fund, L.P.; Financial Edge-Strategic Fund, L.P.; Goodbody/PL Capital, L.P.; PL Capital Advisors, LLC; the Doris Lashley Testamentary Trust; Beth Lashley, as trustee of the Doris Lashley Testamentary Trust; Richard J. Lashley; Dr. Robin Lashley; and John W. Palmer. Such participants may have interests in the solicitation, including as a result of holding shares of Alliance Bancorp Corp. common stock. Information regarding the participants and their interests will be contained in the definitive proxy statement to be filed by PL Capital Group with the SEC in connection with Alliance Bancorp’s 2008 Annual Meeting of Stockholders.